EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2023, relating to our audits of the financial statements of Genprex, Inc. at and for the years ended December 31, 2022 and 2021, which appear in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

April 21, 2023